                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Philip Morris Companies Inc. (the "Company") on Form S-8 of our report, dated January 27, 1997, on our audits of the consolidated financial statements of the Company as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Company's Current Report on Form 8-K, dated January 30, 1997. We also consent to the incorporation by reference of our reports, dated January 29, 1996, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which reports are included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.



                                                /s/ COOPERS & LYBRAND L.L.P.



New York, New York
January 30, 1997